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                                                                   EXHIBIT 10.15

                     SECOND AMENDMENT TO RIGHTS AGREEMENT


                  SECOND AMENDMENT TO RIGHTS AGREEMENT, dated as of April 7, 1995, between Price Communications Corporation and Harris Trust Company of New York, as Rights Agent.


                  The parties hereby agree as follows:


                  1. That certain Rights Agreement dated as of October 6, 1994 between the parties hereto, as heretofore amended (the "Agreement"), is hereby further amended as provided in paragraphs (a) and (b) below:


                  (a) Section 11(a)(i) of the Agreement is amended to read in its entirety as follows:

                           11(a)(i).  In the event the Corporation
                  shall at any time after the date of this
                  Agreement (A) declare a dividend on the
                  Common Shares payable in Common Shares, (B)
                  subdivide the outstanding Common Shares, (C)
                  combine the outstanding Common Shares into a
                  smaller number of Common Shares or (D) issue
                  any shares of its capital stock in a
                  reclassification of the Common Shares
                  (including any such reclassification in
                  connection with a consolidation or merger in
                  which the Corporation is the continuing or
                  surviving corporation), except as otherwise
                  provided in this Section 11(a) and Section
                  7(e) hereof, the Purchase Price in effect at
                  the time of the record date for such dividend
                  or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock
                  issuable on such date, shall be
                  proportionately adjusted so that the holder
                  of any Right exercised after such time shall
                  be entitled to receive the aggregate number
                  and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the
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                  Common Shares transfer books of the
                  Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of any Right be less than the aggregate par value of the shares of capital stock of the Corporation issuable upon exercise of such Right. Notwithstanding anything to the contrary in the preceding sentence, in the event that any time after the date of this Agreement and prior to the Distribution Date the Corporation shall take any action described in clause (A), (B) or (C) of the preceding sentence, then in any such case no adjustment shall be made pursuant to the immediately preceding sentence and (i) the number of Common Shares receivable after such event upon exercise of any Right shall be adjusted by multiplying the number of Common Shares so receivable immediately prior to such event by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such event and the denominator of which shall be the number of Common Shares outstanding immediately after such event (except that in the case of the declaration of a stock dividend the denominator shall be the number of shares outstanding immediately after payment of such dividend, excluding any shares issued after the record date other than in connection with such dividend), and
                  (ii) each Common Share outstanding
                  immediately after such event shall have
                  associated with respect to it that number of Rights that each Common Share outstanding immediately prior to such event had associated with respect to it. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).


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                  (b)      Section 12 is hereby amended to read in its
entirety as follows:


                           Section 12.  Certificate of Adjusted
                                        -----------------------
                  Purchase Price or Number of Shares.  Whenever
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                  an adjustment is made as provided in Section
                  11 or 13 hereof, the Corporation shall
                  promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,
                  (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof, provided, however, that in the event that at any time prior to the Distribution Date the Company shall take any action described in clause (A), (B) or (C) of
                  Section 11(a)(i), then the Company shall not be required to satisfy the obligations set forth in clauses (a), (b) and (c) above. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate. Notwithstanding anything in the foregoing to the contrary, prior to the earlier to occur of the Distribution Date and the Share Acquisition Date, the Company may, in its discretion, satisfy the obligation set forth in clause (c) above by including such summary in its next regular report to shareholders.


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                  2.  Except as aforesaid, the Agreement shall remain in
full force and effect and unchanged.

                                   PRICE COMMUNICATIONS CORPORATION


                                   By:_____________________________
                                      Robert Price, President


                                   HARRIS TRUST COMPANY OF NEW YORK,
                                     as Rights Agent


                                   By:_____________________________
                                      Brian R. Sahlin, Assistant
                                            Vice President


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